SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 20, 2004

Thomas Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-22010	72-0843540
(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 869-3400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On August 16, 2004, Thomas Group, Inc. agreed to a credit facility with Bank of America, N.A. This facility consists of a $5.5 million revolving line of credit maturing August 21, 2006. A copy of the loan agreement is attached as Exhibit 99.1. This agreement was signed in conjunction with the payoff and termination of the Company’s former credit facility with Comerica Bank that was filed on March 30, 2004 as Exhibit 10.31 to the Company’s 10-K.

Exhibit Number	Description

99.1	Loan Agreement executed August 16, 2004
99.2	Press Release Dated August 18, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	August 20, 2004	By:	/s/ James T. Taylor
James T. Taylor,
President & Chief Executive Officer